SUNEDISON REPORTS FIRST QUARTER
RESULTS

Maryland Heights, Missouri, May 7, 2015 - SunEdison, Inc. (NYSE: SUNE) today announced financial results for the 2015 first quarter.

"During the first quarter, the team continued our exceptional record of balancing operational execution while accomplishing our strategic initiatives.  On the operations front, the team delivered 273 MW, a first quarter record, while also achieving new records in our pipeline, backlog, and projects under construction," said Ahmad Chatila, Chief Executive Officer.  "Our asset ownership platform, TerraForm Power, increased its CAFD and dividend guidance as it reached 1.7 GW of operating assets.  In addition, we closed the First Wind acquisition, while making significant progress on our strategic emerging market initiatives."

Quarterly Review:

•	All-Time MW Records for Q1

•	273 MW Total; up 123 MW Y/Y

•	2.9 GW of backlog additions net of losses; 2.7 GW of gross pipeline additions; 774 MW under construction at quarter end

•	Execution on M&A; Successful Launch of Wind Platform

•	Closed First Wind in January

•	Announced the Atlantic Power acquisition on April 1

•	Multiple announcements today supporting Emerging Markets initiatives

•	TerraForm Power Continues to Deliver

•	$225 million 2015 CAFD guidance; up from $214 million

•	$1.35 dividend per share guidance for 2015; up from $1.30

•	1,675 MW of operating assets as of quarter end; up 70% Q/Q

•	167 MW of drop downs from SUNE in Q1

Key Operating Metrics	1Q 2015 Guidance	1Q 2015 Actual
Annualized Unlevered CAFD for Retained MW ($M)[1]	22-26	33
Total MW	220-250	273
Retained MW1	145-160	202
3rd Party Sales MW1	75-90	71
[1] Defined in Supplemental Definitions

Renewable Energy Development - Operating Metrics

Pipeline Summary (MW)	1Q'15	4Q'14	1Q'14	Qtr/Qtr			Yr/Yr
Pipeline [1]	7,519	5,113	3,575	2,406	or	47%	3,944	or	110%
Backlog [2]	5,201	2,595	984	2,606	or	100%	4,217	or	429%
Construction	774	467	463	307	or	66%	311	or	67%
Pipeline Additions [3]	2,679	973
Note: Table unaudited
(1) Includes Backlog and Construction
(2) Includes Construction
(3) Additions net of losses

52.7 GW of Market Opportunities
GW	34.9	10.3	2.3	5.2
Stage	Leads	Qualified Leads	Pipeline Ex. Backlog	Backlog
Conversion %[1]	10.0%	40.0%	60.0%	90.0%
[1] The percentages noted above are the historic rates at which projects in each stage have converted to completed projects
Based on historical conversion rates, these combined leads, qualified leads, pipeline and backlog are forecasted to convert into 13.7 GW of completed projects.

$8.3 Billion of Opportunity CAFD
$B Annualized Unlevered CAFD	5.4	1.6	0.6	0.7
Stage	Leads	Qualified Leads	Pipeline Ex. Backlog	Backlog
Conversion %[1]	10.0%	40.0%	60.0%	90.0%
[1] The percentages noted above are the historic rates at which projects in each stage have converted to completed projects
Based on historical conversions, these combined leads, qualified leads, pipeline and backlog are forecasted to convert into $2.2B of CAFD from completed projects.
Discontinued Operations
As of March 31, 2015, we own 10,608,904 shares of SunEdison Semiconductor Limited ("SSL"), which represents a 25.6% ownership interest in SSL. The disposal of our controlling interest in SSL represents a strategic shift that has a major effect on our operations and financial results. As a result, our Semiconductor Materials segment is no longer considered a reportable segment and we have reported the historical results of operations and financial position of SSL as discontinued operations in the condensed consolidated financial statements for all periods presented.
TerraForm Power
TerraForm Power, Inc. (Nasdaq: TERP), a subsidiary of SunEdison, increases its 2015 CAFD guidance from $214 million to $225 million, and raises its 2015 dividend per share guidance from $1.30 to $1.35. The first quarter dividend increased 20% to $1.30 per share on an annualized basis. Since December 31, 2014, TERP has grown its portfolio by 70% from 986 MW to 1,675 MW.
For the first quarter of 2015, TERP's quarterly distribution will be $0.325 per class A share. The cash distribution received by SunEdison on its class B units in TerraForm Power, LLC will be $16.9 million due to forbearance agreements on certain projects of approximately $3.4 million for the first quarter of 2015.

Outlook
The company has provided the following key metrics for the first quarter and full year 2015. The company expects the following, assuming no significant worldwide economic issues or other significant events in these periods.

Key Metrics	2Q 2015 Outlook	FY 2015 Outlook
Unlevered Annualized CAFD for Retained MW ($M)	35 to 40	275 to 325
Total MW	300 to 340	2,100 to 2,300
Retained MW	245 to 270	1,840 to 2,000
3rd Party Sales MW	55 to 70	260 to 300
Conference Call
SunEdison will host a conference call today, May 7, 2015, at 8:30 a.m. ET to discuss the company’s 2015 first quarter results and related business matters. A live webcast will be available on the company’s web site at www.SunEdison.com, or by dialing (612) 332-0107 at least five minutes prior to the scheduled start time, and referencing “SunEdison.” A copy of the slide presentation related to the conference call will be posted on the company's web site prior to the start of the call.
A replay of the conference call will be available from 10:30 a.m. ET on May 7, 2015, until 11:59 a.m. ET on May 21, 2015. To access the replay, please dial (320) 365-3844 at any time during that period, using pass code 359417. A replay will also be available on the company's web site at www.SunEdison.com.
About SunEdison
SunEdison is the world’s largest renewable energy development company and is transforming the way energy is generated, distributed, and owned around the globe. The company develops, finances, installs, owns and operates renewable power plants, delivering predictably priced electricity to its residential, commercial, government and utility customers.  SunEdison is one of the world’s largest renewable energy asset managers and provides customers with asset management, operations and maintenance, monitoring and reporting services. Corporate headquarters are in the United States with additional offices and technology manufacturing around the world. SunEdison's common stock is listed on the New York Stock Exchange under the symbol "SUNE." To learn more visit www.SunEdison.com.
Forward-Looking Statements
Certain matters discussed in this press release are forward-looking statements, including that for the second quarter of 2015, the company expects Unlevered Annualized CAFD for Retained MW to be between $35 million and $40 million, Third Party Sales MW to be in the range of 55 MW to 70 MW,  Retained MW to be between 245 MW and 270 MW, Total MW to be between 300 MW and 340 MW; that for the 2015 full year, expects Unlevered Annualized CAFD for Retained MW to be between $275 million and $325 million,  Third Party Sales MW to be between 260 MW and 300 MW,  Retained MW to be between 1,840 MW and 2,000 MW, Total MW to be between 2100 MW and 2300 MW and that we expect to retain on the balance sheet most of the projects currently under construction.  Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include concentrated project development risks related to large scale solar projects; the availability of attractive project finance and other capital for Solar Energy projects; market demand for our products and services; changes in the pricing environment for silicon wafers and polysilicon, as well as solar power systems; the availability and size of government and economic incentives to adopt solar power, including tax policy and credits and renewable portfolio standards; the ability to effectuate and realize the savings from the restructuring plan; our ability to maintain adequate liquidity and compliance with our debt covenants; the need to impair long lived assets or other intangible assets due to changes in the carrying value or realizability of such assets; the effect of any antidumping or countervailing duties imposed on photovoltaic cells and/or modules in connection with any trade complaints in the United States, Europe or elsewhere; the result of any Chinese government investigations of unfair trade practices in connection with polysilicon exported from the United States or South Korea into China; changes to accounting interpretations or accounting rules; existing or new regulations and policies governing the electric utility industry; our ability to convert solar project pipeline into completed projects in accordance with our current expectations; dependence on single and limited source suppliers; utilization of our manufacturing volume and capacity; the terms of any potential future amendments to or terminations of our long-term agreements with our solar wafer customers or any of our suppliers; general economic conditions, including interest rates; the ability of our customers to pay their debts as they become due; changes in the composition of worldwide taxable income and applicable tax laws and regulations, including our ability to utilize any net operating losses; failure of third-party subcontractors to construct and install our solar energy systems; quarterly fluctuations in our Solar Energy business; the impact of competitive products and technologies; inventory levels of our customers; supply chain difficulties or problems; interruption of production; outcome of pending and future litigation matters; good working order of our manufacturing facilities; our ability to reduce manufacturing and operating costs; assumptions underlying management's financial estimates; actions by competitors, customers and suppliers; changes in the retail industry; damage to our brand; acquisitions of pipeline in our Solar Energy segment; changes in product specifications and manufacturing processes; changes in financial market conditions; changes in foreign economic and political conditions; changes in technology; changes in currency exchange rates; with respect to the separation of the semiconductor business, SunEdison Semiconductor Limited, our publicly traded subsidiary TerraForm Power, Inc.: (i) which may involve a greater exposure to liability than our historic business operations, and (ii) we may be involved in various conflicts of interest which could be resolved in a manner unfavorable to us, we may not be able to achieve some or all of the expected benefits; anticipated benefits in connection with the First Wind acquisition; and other risks described in the company’s filings with the Securities and Exchange Commission. In addition, we are exposed to risks associated with certain obligations to TerraForm Power associated with the initial portfolio, future Call Right Projects and interests in additional clean energy projects. The forward-looking statements contained in this press release represent the company’s judgment as of the date of this press release. The company disclaims, however, any intent or obligation to update these forward-looking statements.

Contacts:
Investors/Analysts:
R. Phelps Morris
Vice President, Investor Relations
(314) 770-7325
pmorris@sunedison.com

Kurt S. Wittenauer
Senior Manager, Investor Relations
(314) 770-7450
kwittenauer@sunedison.com

-tables to follow-

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions; except per share data)

	Three Months Ended,
	March 31, 2015	December 31, 2014	March 31, 2014
Net sales	$323	$406	$340
Cost of goods sold	289	348	302
Gross profit	34	58	38
Operating expenses:
Marketing and administration	193	174	88
Research and development	5	8	5
Restructuring charges	53	—	7
Long-lived asset impairment charges	—	33	—
Operating loss	(217)	(157)	(62)
Non-operating expense (income):
Interest expense	156	134	67
Interest income	(2)	(2)	(3)
Loss on early extinguishment of debt	20	—	—
Loss on convertible notes derivatives, net	—	—	452
Other, net	16	14	7
Total non-operating expense	190	146	523
Loss from continuing operations before income tax (benefit) expense and equity in (loss) earnings of equity method investments	(407)	(303)	(585)
Income tax (benefit) expense	(106)	(27)	17
Loss from continuing operations before equity in (loss) earnings of equity method investments	(301)	(276)	(602)
Equity in (loss) earnings of equity method investments, net of tax	(4)	(1)	1
Loss from continuing operations	(305)	(277)	(601)
Loss from discontinued operations, net of tax	(119)	(11)	(15)
Net loss	(424)	(288)	(616)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	52	46	2
Net loss attributable to SunEdison stockholders	$(372)	$(242)	$(614)

Amounts attributable to SunEdison stockholders:
Loss from continuing operations	$(251)	$(231)	$(599)
Loss from discontinued operations, net of tax	(121)	(11)	(15)
Net loss attributable to SunEdison stockholders	$(372)	$(242)	$(614)

Basic loss per share:
Continuing operations [*]	$(0.92)	$(0.85)	$(2.25)
Discontinued operations	(0.44)	(0.04)	(0.06)
Total basic loss per share [*]	$(1.36)	$(0.89)	$(2.31)

Diluted loss per share:
Continuing operations [*]	$(0.92)	$(0.85)	$(2.25)
Discontinued operations	(0.44)	(0.04)	(0.06)
Total diluted loss per share [*]	$(1.36)	$(0.89)	$(2.31)

Weighted-average shares used in computing basic loss per share	273	271	267
Weighted-average shares used in computing diluted loss per share	273	271	267
[*] For the three months ended March 31, 2014, the numerator of the EPS calculation was reduced by $3 million for the holder's share of the net income of the subsidiaries as a result of a share sale agreement entered into with the noncontrolling interest holder.

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$789	$856
Cash committed for construction projects	130	131
Current portion of restricted cash	174	156
Accounts receivable	290	373
Prepaid and other current assets	1,032	909
Current assets of discontinued operations	—	365
Total current assets	2,415	2,790
Investments	261	149
Property, plant and equipment, net:
Renewable energy systems	6,931	5,336
Other property, plant and equipment	1,311	1,140
Restricted cash	117	115
Goodwill	402	73
Other intangible assets	1,625	586
Other assets	750	626
Non-current assets of discontinued operations	—	685
Total assets	$13,812	$11,500

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and short-term borrowings	$1,414	$1,078
Accounts payable	1,050	1,098
Accrued and other current liabilities	772	660
Current portion of deferred revenue	83	92
Current portion of contingent consideration related to acquisitions	399	26
Current liabilities of discontinued operations	—	192
Total current liabilities	3,718	3,146
Long-term debt, less current portion	7,747	5,915
Deferred revenue, less current portion	186	204
Contingent consideration related to acquisitions	118	17
Other liabilities	548	442
Non-current liabilities of discontinued operations	—	291
Total liabilities	12,317	10,015

Redeemable noncontrolling interests	34	—
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,868	1,698
Accumulated deficit	(1,721)	(1,348)
Accumulated other comprehensive loss	(22)	(111)
Treasury stock	(10)	(9)
Total SunEdison stockholders’ equity	118	233
Noncontrolling interests	1,343	1,252
Total stockholders’ equity	1,461	1,485
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$13,812	$11,500

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended,
	March 31, 2015	December 31, 2014	March 31, 2014
Cash flows from operating activities:
Net loss	$(424)	$(288)	$(616)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	84	97	62
Stock-based compensation	19	18	9
Deferred tax benefit	(97)	(9)	(3)
Deferred revenue	(15)	(23)	(50)
Restructuring charges	53	—	—
Loss on sale of equity interest in SSL	123	—	—
Loss on convertible notes derivatives, net	—	—	452
Loss on early extinguishment of debt	20	—	—
Long-lived asset impairment charges	—	34	—
Other non-cash	12	(10)	2
Changes in operating assets and liabilities:
Accounts receivable	82	(35)	54
Prepaid and other current assets	(33)	(78)	(31)
Accounts payable	(131)	47	(114)
Deferred revenue for renewable energy systems	18	45	58
Accrued liabilities	13	(33)	32
Other assets and liabilities	(32)	35	(70)
Net cash used in operating activities	(308)	(200)	(215)
Cash flows from investing activities:
Capital expenditures	(62)	(48)	(20)
Construction of renewable energy systems	(344)	(483)	(326)
Proceeds from sale of equity interest in SSL	188	—	—
Deposits on wind turbine equipment	—	(159)	—
Purchases of cost and equity method investments	(10)	(5)	(19)
Change in restricted cash	29	(15)	(14)
Change in cash committed for construction projects	(2)	(56)	81
Cash paid for acquisitions, net of cash acquired	(1,530)	(304)	(14)
Other	(31)	3	—
Net cash used in investing activities	(1,762)	(1,067)	(312)
Cash flows from financing activities:
Proceeds from short-term and long-term debt	2,386	1,333	462
Principal payments on short-term and long-term debt	(619)	(421)	(21)
Payment for capped call option	(38)	—	—
Net repayments of customer deposits related to long-term supply agreements	—	(12)	—
Proceeds from TerraForm equity offering	391	337	—
Common stock issued and repurchased	4	11	—
Contributions from noncontrolling interests	4	182	10
Cash paid for contingent consideration for acquisitions	(9)	—	(2)
Debt financing fees	(67)	(31)	(32)
Dividends paid by TerraForm Power	(17)	(8)	—
Other	(55)	(10)	2
Net cash provided by financing activities	1,980	1,381	419
Effect of exchange rate changes on cash and cash equivalents	(2)	(11)	(2)
Net (decrease) increase in cash and cash equivalents	(92)	103	(110)
Cash used by discontinued operations	(25)	(15)	(3)
Net change in cash and cash equivalents from continuing operations	(67)	118	(107)
Cash and cash equivalents at beginning of period	856	738	533
Cash and cash equivalents at end of period	$789	$856	$426

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION
(In millions)

SUMMARY OF CONSOLIDATED DEBT OUTSTANDING
	Weighted Average Annual Interest Rate	March 31, 2015	December 31, 2014
Renewable Energy Development segment debt:
Convertible senior notes due 2018, net of discount	2.00%	$492	$485
Convertible senior notes due 2020, net of discount	0.25%	438	432
Convertible senior notes due 2021, net of discount	2.75%	435	429
Convertible senior notes due 2022, net of discount	2.38%	334	—
System pre-construction, construction and term debt	12.00%	8	8
Financing leaseback obligations	5.15%	32	32
Other credit facilities	2.76%	284	215
Total recourse to SunEdison, Inc.		2,023	1,601
Margin loan due 2017	6.25%	410	—
Exchangeable notes due 2020	3.75%	336	—
Acquisition facility	8.50%	150	150
SMP Ltd. credit facilities	5.40%	366	355
System pre-construction, construction and term debt	5.26%	2,056	1,760
Capital leaseback obligations	2.98%	80	81
Financing leaseback obligations	4.57%	1,355	1,372
Other credit facilities	5.04%	190	76
Total non-recourse to SunEdison, Inc.		4,943	3,794
Total Renewable Energy Development segment debt		$6,966	$5,395

TerraForm Power segment debt(a):
Senior notes due 2023, net of discount	5.88%	$795	$—
Term loan facility	5.33%	—	574
Revolving credit facility	2.68%	150	—
Total recourse to TerraForm Power, Inc.		945	574
Other system financing transactions	4.80%	1,250	1,024
Total non-recourse to TerraForm Power, Inc.		1,250	1,024
Total TerraForm Power segment debt		$2,195	$1,598
Total debt outstanding		$9,161	$6,993
___________________________
(a) Non-recourse to SunEdison

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION
(In millions)

Supplemental Revenue Schedule
	Three Months Ended,
	March 31, 2015	December 31, 2014	March 31, 2014
Previously deferred GAAP revenue recognized due to the expiration of guarantees related to the sale of renewable energy systems(1)	$11	$22	$25
Revenue from our sale-leaseback transactions accounted for as financings(2)	13	14	13

(1) On certain direct sales of renewable energy systems we are required to defer profit up to the amount of our maximum exposure for power warranties, system uptime guarantees and breach of contract provisions offered to the direct sale customers, as these contract provisions are considered continuing involvement by us in the sold renewable energy systems. This revenue is not recognized in the period in which the sale occurred under GAAP real estate accounting rules because the renewable energy systems are considered integral to the real estate on which they were built. Absent real estate accounting requirements, deferred revenues related to continuing involvement would be recognized under GAAP during the reporting period because we have historically experienced minimal losses related to these guarantees.

(2) For our sale-leaseback transactions accounted for as financings, we received cash at the transaction date for the legal sale of the solar energy system to the purchaser that was not recognized as revenue under GAAP real estate accounting rules due to the system being considered integral to the land or building on which it resides and because we have continuing involvement with the system through a purchase option. Instead, revenue from our sale-leaseback transactions is recognized through the sale of electricity and energy credits which are generated as energy is produced. Upon termination of the related lease through the non-cash extinguishment of the debt offset by any remaining net book value of the solar energy system asset, we will recognize a system development margin equal to the difference between (a) the cash proceeds from our financing partners in sale-leaseback transactions considered financings and (b) our total costs to construct the solar energy systems sold under the sale-leaseback transactions.

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION FOR THE RESULTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2015
(In millions)

		Supplemental Consolidating Data
	Consolidated	Renewable Energy Development	TerraForm Power	Consolidating Adjustments
Net sales	$323	$262	$71	$(10)	(1)
Cost of goods sold	289	243	56	(10)	(1)
Gross profit	34	19	15	—
Operating expenses:
Marketing and administration	193	166	27	—
Research and development	5	5	—	—
Restructuring charges	53	53	—	—
Operating loss	(217)	(205)	(12)	—
Non-operating expense (income):
Interest expense	156	119	37	—
Interest income	(2)	(2)	—	—
Loss on early extinguishment of debt	20	—	20	—
Other, net	16	1	15	—
Total non-operating expense	190	118	72	—
Loss from continuing operations before income tax benefit and equity in loss of equity method investments	(407)	(323)	(84)	—
Income tax benefit	(106)	(106)	—	—
Loss from continuing operations before equity in loss of equity method investments	(301)	(217)	(84)	—
Equity in loss of equity method investments, net of tax	(4)	(4)	—	—
Loss from continuing operations	(305)	(221)	(84)	—
Loss from discontinued operations, net of tax	(119)	—	—	(119)	(2)
Net loss	(424)	(221)	(84)	(119)
Net loss (income) attributable to noncontrolling interests and redeemable noncontrolling interests	52	(2)	56	(2)	(3)
Net loss attributable to SunEdison stockholders	$(372)	$(223)	$(28)	$(121)
__________________________

(1)	Adjustment represents the elimination of net sales, cost of goods sold and intercompany profit in inventory related to intercompany sales transactions.

(2)	Adjustment represents $3 million in net income from SunEdison Semiconductor Ltd. prior to the disposal of our controlling interest on January 20, 2015 offset by a loss on disposal of $123 million.

(3)	Adjustments represents $2 million in net income attributable to noncontrolling interests in SunEdison Semiconductor Ltd. prior to the disposal of our controlling interest on January 20, 2015.

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION FOR THE RESULTS OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2014
(In millions)

		Supplemental Consolidating Data
	Consolidated	Renewable Energy Development	TerraForm Power	Consolidating Adjustments
Net sales	$406	$382	$43	$(19)	(1)
Cost of goods sold	348	335	32	(19)	(1)
Gross profit	58	47	11	—
Operating expenses:
Marketing and administration	174	139	35	—
Research and development	8	8	—	—
Long-lived asset impairment charges	33	33	—	—
Operating loss	(157)	(133)	(24)	—
Non-operating expense (income):
Interest expense	134	103	31	—
Interest income	(2)	(2)	—	—
Other, net	14	7	7	—
Total non-operating expense	146	108	38	—
Loss from continuing operations before income tax benefit and equity in (loss) earnings of equity method investments	(303)	(241)	(62)	—
Income tax benefit	(27)	(26)	(1)	—
Loss from continuing operations before equity in loss of equity method investments	(276)	(215)	(61)	—
Equity in loss of equity method investments, net of tax	(1)	(1)	—	—
Loss from continuing operations	(277)	(216)	(61)	—
Loss from discontinued operations, net of tax	(11)	—	—	(11)	(2)
Net loss	(288)	(216)	(61)	(11)
Net loss attributable to noncontrolling interests	46	5	41	—
Net loss attributable to SunEdison stockholders	$(242)	$(211)	$(20)	$(11)
__________________________

(1)	Adjustment represents the elimination of net sales, cost of goods sold and intercompany profit in inventory related to intercompany sales transactions.

(2)	Adjustment represents $11 million in net loss from SunEdison Semiconductor Ltd.

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION FOR THE RESULTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2014
(In millions)

		Supplemental Consolidating Data
	Consolidated	Renewable Energy Development	TerraForm Power	Consolidating Adjustments
Net sales	$340	$346	$8	$(14)	(1)
Cost of goods sold	302	312	4	(14)	(1)
Gross profit	38	34	4	—
Operating expenses:
Marketing and administration	88	86	2	—
Research and development	5	5	—	—
Restructuring charges	7	7	—	—
Operating loss	(62)	(64)	2	—
Non-operating expense (income):
Interest expense	67	60	7	—
Interest income	(3)	(3)	—	—
Loss on convertible notes derivatives, net	452	452	—	—
Other, net	7	6	1	—
Total non-operating expense	523	515	8	—
Loss from continuing operations before income tax expense (benefit) and equity in earnings of equity method investments	(585)	(579)	(6)	—
Income tax expense (benefit)	17	19	(2)	—
Loss from continuing operations before equity in earnings of equity method investments	(602)	(598)	(4)	—
Equity in earnings of equity method investments, net of tax	1	1	—	—
Loss from continuing operations	(601)	(597)	(4)	—
Loss from discontinued operations, net of tax	(15)	—	—	(15)	(2)
Net loss	(616)	(597)	(4)	(15)
Net loss attributable to noncontrolling interests	2	2	—	—
Net loss attributable to SunEdison stockholders	$(614)	$(595)	$(4)	$(15)
__________________________

(1)	Adjustment represents the elimination of net sales, cost of goods sold and intercompany profit in inventory related to intercompany sales transactions.

(2)	Adjustment represents $15 million in net loss from SunEdison Semiconductor Ltd.

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION FOR CASH FLOW
FOR THE THREE MONTHS ENDED MARCH 31, 2015
(In millions)

		Supplemental Consolidating Data
	Consolidated	Renewable Energy Development	TerraForm Power	Discontinued Operations	Consolidating Adjustments
Cash flows from operating activities:
Net loss	$(424)	$(221)	$(84)	$(119)	$—
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	84	35	39	10	—
Stock-based compensation	19	13	5	1	—
Deferred tax (benefit) expense	(97)	(97)	—	—	—
Deferred revenue	(15)	(15)	—	—	—
Restructuring charges	53	53	—	—	—
Loss on sale of equity interest in SSL	123	—	—	123	—
Loss on early extinguishment of debt	20	—	20	—	—
Other non-cash	12	(8)	20	—	—
Changes in operating assets and liabilities	(83)	(56)	(11)	(16)
Net cash used in operating activities	(308)	(296)	(11)	(1)	—
Cash flows from investing activities:
Capital expenditures	(62)	(48)	—	(14)	—
Construction of renewable energy systems	(344)	(343)	(83)	—	82
Contribution of renewable energy systems	—	82	—	—	(82)
Proceeds from sale of equity interest in SSL	188	188	—	—	—
Purchases of cost and equity method investments	(10)	(10)	—	—	—
Change in restricted cash	29	29	—	—	—
Change in cash committed for construction projects	(2)	(2)	—	—	—
Cash paid for acquisitions, net of cash acquired	(1,530)	(719)	(811)	—	—
Change in intercompany note balances	—	15	(15)	—	—
Other	(31)	(13)	(9)	(9)	—
Net cash used in investing activities	(1,762)	(821)	(918)	(23)	—
Cash flows from financing activities:
Proceeds from short-term and long-term debt	2,386	1,316	1,070	—	—
Principal payments on short-term and long-term debt	(619)	(43)	(576)	—	—
Payment for capped call option	(38)	(38)	—	—	—
Proceeds from TerraForm equity offering	391	49	342	—	—
Net parent investment and other intercompany financing activity	—	112	(112)	—	—
Common stock issued and repurchased	4	4	—	—	—
Contributions from noncontrolling interests	4	6	(2)	—	—
Cash paid for contingent consideration for acquisitions	(9)	(9)	—	—	—
Debt financing fees	(67)	(30)	(37)	—	—
Dividends paid by TerraForm Power	(17)	—	(17)	—	—
Other	(55)	(1)	(54)	—	—
Net cash provided by financing activities	1,980	1,366	614	—	—
Effect of exchange rate changes on cash and cash equivalents	(2)	(1)	—	(1)	—
Net (decrease) increase in cash and cash equivalents	(92)	248	(315)	(25)	—
Cash used by discontinued operations	(25)	—	—	(25)	—
Net change in cash and cash equivalents from continuing operations	(67)	248	(315)
Cash and cash equivalents at beginning of period	856	388	468
Cash and cash equivalents at end of period	$789	$636	$153

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION FOR CASH FLOW
FOR THE THREE MONTHS ENDED DECEMBER 31, 2014
(In millions)

		Supplemental Consolidating Data
	Consolidated	Renewable Energy Development	TerraForm Power	Discontinued Operations	Consolidating Adjustments
Cash flows from operating activities:
Net loss	$(288)	$(216)	$(61)	$(11)	$—
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	97	39	29	29	—
Stock-based compensation	18	10	4	4	—
Deferred tax (benefit) expense	(9)	(14)	—	5	—
Deferred revenue	(23)	(23)	—	—	—
Long-lived asset impairment charges	34	33	—	1	—
Other non-cash	(10)	(22)	7	5	—
Changes in operating assets and liabilities	(19)	(73)	78	(24)	—
Net cash (used in) provided by operating activities	(200)	(266)	57	9	—
Cash flows from investing activities:
Capital expenditures	(48)	(25)	—	(23)	—
Construction of renewable energy systems	(483)	(480)	(203)	—	200
Contribution of renewable energy systems	—	200	—	—	(200)
Deposits on wind turbine equipment	(159)	(159)	—	—	—
Purchases of cost and equity method investments	(5)	(5)	—	—	—
Change in restricted cash	(15)	(39)	24	—	—
Change in cash committed for construction projects	(56)	(56)	—	—	—
Cash paid for acquisitions, net of cash acquired	(304)	(15)	(289)	—	—
Change in intercompany note balances	—	94	(94)	—	—
Other	3	1	—	2	—
Net cash used in investing activities	(1,067)	(484)	(562)	(21)	—
Cash flows from financing activities:
Proceeds from short-term and long-term debt	1,333	849	484	—	—
Principal payments on short-term and long-term debt	(421)	(194)	(226)	(1)	—
Net repayments of customer deposits related to long-term supply agreements	(12)	(12)	—	—	—
Proceeds from TerraForm equity offering	337	—	337	—	—
Net parent investment and other intercompany financing activity	—	(8)	8	—
Common stock issued and repurchased	11	11	—	—	—
Contributions from noncontrolling interests	182	23	159	—	—
Debt financing fees	(31)	(20)	(11)	—	—
Dividends paid by TerraForm Power	(8)	1	(9)	—	—
Other	(10)	18	(28)	—	—
Net cash provided by (used in) financing activities	1,381	668	714	(1)	—
Effect of exchange rate changes on cash and cash equivalents	(11)	(9)	—	(2)	—
Net increase (decrease) in cash and cash equivalents	103	(91)	209	(15)	—
Cash used by discontinued operations	(15)	—	—	(15)	—
Net change in cash and cash equivalents from continuing operations	118	(91)	209
Cash and cash equivalents at beginning of period	738	479	259
Cash and cash equivalents at end of period	$856	$388	$468

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION FOR CASH FLOW
FOR THE THREE MONTHS ENDED MARCH 31, 2014
(In millions)

		Supplemental Consolidating Data
	Consolidated	Renewable Energy Development	TerraForm Power	Discontinued Operations	Consolidating Adjustments
Cash flows from operating activities:
Net loss	$(616)	$(597)	$(4)	$(15)	$—
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	62	30	4	28	—
Stock-based compensation	9	7	—	2	—
Deferred tax benefit	(3)	—	(1)	(2)	—
Deferred revenue	(50)	(50)	—	—	—
Loss on convertible notes derivatives, net	452	452	—	—	—
Other non-cash	2	2	—	—	—
Changes in operating assets and liabilities	(71)	(82)	(20)	31
Net cash (used in) provided by operating activities	(215)	(238)	(21)	44	—
Cash flows from investing activities:
Capital expenditures	(20)	(1)	—	(19)	—
Construction of renewable energy systems	(326)	(326)	(99)		99
Contribution of renewable energy systems	—	99	—	—	(99)
Purchases of cost and equity method investments	(19)	(19)	—	—	—
Change in restricted cash	(14)	(34)	20	—	—
Change in cash committed for construction projects	81	81	—	—	—
Cash paid for acquisitions, net of cash acquired	(14)	—	(14)	—	—
Change in intercompany note balances	—	(3)		3
Net cash used in investing activities	(312)	(203)	(93)	(16)	—
Cash flows from financing activities:
Proceeds from short-term and long-term debt	462	148	314	—	—
Principal payments on short-term and long-term debt	(21)	(20)	(1)	—	—
Net parent investment and other intercompany financing activity	—	(5)	36	(31)
Contributions from noncontrolling interests	10	9	1	—	—
Cash paid for contingent consideration for acquisitions	(2)	(2)	—	—	—
Debt financing fees	(32)	(17)	(15)	—	—
Other	2	2	—	—	—
Net cash provided by (used in) financing activities	419	115	335	(31)	—
Effect of exchange rate changes on cash and cash equivalents	(2)	(2)	—	—	—
Net (decrease) increase in cash and cash equivalents	(110)	(328)	221	(3)	—
Cash used by discontinued operations	(3)	—	—	(3)	—
Net change in cash and cash equivalents from continuing operations	(107)	(328)	221
Cash and cash equivalents at beginning of period	533	532	1
Cash and cash equivalents at end of period	$426	$204	$222

Supplemental Definitions

Annualized Unlevered CAFD: 12 months of post-completion project operating cash flow, calculated as project revenue, inclusive of cash received directly or indirectly due to governmental incentive programs (including but not limited to feed-in-tariffs, and sale or allocation of solar renewable energy credits, production tax credits, etc.), less project operating expenses but prior to interest payments for project level debt.

Backlog: A project that qualifies for pipeline that has an associated executed PPA, other executed off-take agreement, such as a feed-in-tariff, or an un-executed, alternative energy off-take agreement (i.e. hedge) in advanced stages of negotiation and in a liquid market where the off-take agreement is readily available.

Cash Available for Distribution (CAFD): A supplemental non-GAAP measure. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income, net cash provided by (used in) operating activities or any other liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs

Delivered MW: The aggregate of Retained MW and 3rd Party Sales MW for the period.

Lead: An early stage project for which a potential customer or offtake has been identified.

MW: All references to watts (e.g., Megawatts, Gigawatts, MW, GW, etc.) refer to measurements of direct current, or “DC,” with respect to solar generation assets, and measurements of alternating current, or “AC,” with respect to wind generation assets. Represents the nameplate production capacity. Nameplate capacity for solar projects represents the maximum generating capacity at standard test conditions of a facility. Nameplate capacity for wind facilities represents the manufacturer’s maximum nameplate generating capacity of each turbine multiplied by the number of turbines at a facility.

Pipeline: A project with either a signed or awarded PPA or other energy offtake agreement or that has achieved each of the following three items: a) site control, b) an identified interconnection point with an estimate of the interconnection costs, and c) a determination that there is a reasonable likelihood that an energy offtake agreement will be signed.

Qualified Lead: A project with an identified customer or offtake and more clearly identified characteristics including but not limited to governmental program qualification and interconnection point.

Retained MW: Represents the number of MW for completed projects and percentage of completion for projects under construction during that period that are associated with the expected receipt of ongoing cash flow due to control or contract with SunEdison, a subsidiary, or affiliate.

Retained Annualized Unlevered CAFD:  12 months of post-completion cash flows expected to be received by SunEdison, a subsidiary, or affiliate from Annualized Unlevered CAFD or other ongoing cash flows associated with Retained MW.

TERP Drops: Represents the number of MW for completed and operational projects that were dropped down to TerraForm during the period.

3rd Party Sales MW: Represents the number of MW for completed projects and percentage of completion for projects under construction during the period that will be sold to third parties. Also included are cash sales through channel partners including installations, kits, modules, solar water pumps, and other residential and small commercial equipment and system sales.

Under Construction: A project within pipeline and backlog, in various stages of completion, which is not yet operational.